EXHIBIT 10.04

                                    AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into on the 8th day of February, 2001, by and between ARTISOFT, INC., a Delaware corporation (the "Company"), and Steven Manson (the "Executive").

     The Company considers it essential to the best interests of its stockholders to take reasonable steps to retain key management personnel. Further, the Board of Directors of the Company (the "Board") recognizes that the concerns which might arise among management during a period of financial uncertainty regarding the Company could result in the distraction or departure of management personnel to the detriment of the Company and its stockholders.

     The Board has determined, therefore, that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the key management of the Company to their assigned duties without distraction in the face of difficult circumstances, and potential concern that less severance benefits might be paid (in the case of involuntary termination) to those employees whose loyalty and dedication caused there to remain in the employment of the Company despite these difficult circumstances.

     In order to induce you to remain in the employ of the Company, the Company has determined to enter into this Agreement which addresses the terms and conditions of severance benefits in the event of an involuntary termination of employment with the Company other than in connection with a Change in Control of the Company.

                                    ARTICLE I

                                   DEFINITIONS

     For purposes of this Agreement, in addition to other defined terms contained in this Agreement, the following capitalized words shall have the meanings set forth below:

     1.1 "CAUSE" shall mean a termination of the Executive's employment during the Term which is a result of (i) the Executive's felony conviction, (ii) the Executive's willful and detrimental disclosure to third parties of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries or (iii) the Executive's willful and continued failure substantially to perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after a written demand for substantial
performance   is  delivered  to  the  Executive  by  the  Board,   which  demand
specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, and which performance is not substantially corrected by the Executive within ten (10) days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.
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     1.2  "INVOLUNTARY  TERMINATION"  shall mean the Executive's  termination of employment by the Company and its subsidiaries during the Term other than for Cause or Disability.

     1.3 "CHANGE IN CONTROL" shall mean a Change in Control of the Company as defined in the Change of Control Agreement between the Company and the Executive dated August 25, 1998.

     1.4 The "TERM" of this Agreement shall commence on the date hereof and shall continue until the Third anniversary of the date hereof.

                                   ARTICLE II

                     INVOLUNTARY TERMINATION DURING THE TERM

     2.1 In the event of the Executive's Involuntary Termination during the Term, the Company shall pay the Executive his base salary, as and whets the same would have been paid, for a period of nine (9) months following the termination date or until the Executive obtains employment, whichever first shall occur (the "Salary Continuation Period") / or the Company shall pay the Executive a "lump-sum" severance payment in the amount equal to six (6) months of current annual base salary, before appropriate withholding, upon execution of the Release attached hereto as Appendix "A" by the Executive.

     2.2 In addition, Executive's health and dental coverage will be extended through the Salary Continuation Period at the Company's expense.

     2.3 Executive agrees that during the Salary Continuation Period he shall be reasonably available, from time to time, for consultation as may be requested by the Company upon reasonable notice.

     2.4 Executive agrees to promptly notify the Company when Executive' s new employment has commenced.

     2.5 The severance benefits set forth above shall be provided subject to the execution by Executive of the Release attached hereto as Exhibit A.

                                   ARTICLE III

                                  MISCELLANEOUS

     3.1 NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

To the Company:                    Artisoft, Inc.
                                   5 Cambridge Center
                                   Cambridge, MA 02142
                                   Attention: Chairman of the Board
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To the Executive:                  Steven Manson

     3.2 AMENDMENTS, WAIVERS ETC. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing. No wavier by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof; PROVIDED, HOWEVER, that, except as expressly set forth herein, this Agreement shall not supersede the terms of Equity Awards previously granted to the Executive.

     3.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     3.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but of all of which together will constitute one and the same instrument.

     3.5. NO CONTRACT OF EMPLOYMENT. Nothing in this Agreement shall be construed as giving the Executive any right to be retained in the employ of the Company.

     3.6 WITHHOLDING. Amounts paid to the Executive hereunder shall be subject to all applicable federal, state and local withholding taxes.

     3.7 HEADING. The heading contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

     3.8 GOVERNING LAW. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Arizona applicable to contracts entered into and to be performed wholly in such State.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.

                                        ARTISOFT, INC.

                                        By /s/ Michael Downey
                                           --------------------------
                                           Michael Downey
                                           Chairman of the Board


                                           /s/ Steven G. Manson
                                           --------------------------
                                           Steve Manson
                                           Executive